        As filed with the Securities and Exchange Commission on December 2, 2003

                                                    REGISTRATION NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             HEALTH CARE REIT, INC.
                   -------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                        34-1096634
           --------                                        ----------
(State or Other Jurisdiction of                 (I.R.S. Employer Identification
Incorporation or Organization)                               Number)

                                   One SeaGate
                                   Suite 1500
                               Toledo, Ohio 43604
                                 (419) 247-2800
--------------------------------------------------------------------------------
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                GEORGE L. CHAPMAN
                Chairman of the Board and Chief Executive Officer
                             Health Care REIT, Inc.
                             One SeaGate, Suite 1500
                               Toledo, Ohio 43604
                                 (419) 247-2800
--------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                    Copy to:
                          Mary Ellen Pisanelli, Esquire
                         Shumaker, Loop & Kendrick, LLP
                             North Courthouse Square
                                  1000 Jackson
                               Toledo, Ohio 43624
                                 (419) 241-9000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                                 CALCULATION OF REGISTRATION FEE
       --------------------------------------------------------------------------------------------------------------
            TITLE OF EACH
              CLASS OF                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
            SECURITIES TO             AMOUNT TO BE          OFFERING PRICE            AGGREGATE          REGISTRATION
            BE REGISTERED              REGISTERED            PER UNIT (1)         OFFERING PRICE(1)        FEE (1)
       ----------------------    ---------------------  ---------------------  ---------------------  ---------------
       Common Stock,
       $1.00 par value                  811,385                $34.475              $27,972,497             $2,262.98
       per share
       --------------------------------------------------------------------------------------------------------------

       (1) Determined in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low reported sales prices on the New York Stock Exchange on November 25, 2003.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             HEALTH CARE REIT, INC.

                         811,385 SHARES OF COMMON STOCK

         Health Care REIT, Inc. is a self-administered, equity real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. We also invest in specialty care facilities. Founded in 1970, we were the first real estate investment trust to invest exclusively in health care facilities. Our principal executive offices are located at One SeaGate, Suite 1500, Toledo, Ohio, 43604, and the telephone number is (419) 247-2800.

         The persons and entities listed in this prospectus, whom we refer to as the "selling stockholders," may use this prospectus to offer and sell up to 811,385 shares of our common stock from time to time. We are registering these shares for offer and sale as required under the terms of a registration rights agreement between the selling stockholders and us. Our registration of the offered shares does not mean that any of the selling stockholders will offer or sell any of the shares. We will receive no proceeds of any sales of the offered shares by the selling stockholders, but we will incur expenses in connection with the offering.

         The selling stockholders may sell the offered shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The selling stockholders may sell the offered shares directly or through agents or broker-dealers acting as principal or agent.

         Our shares of common stock are traded on the New York Stock Exchange under the symbol "HCN." On December 1, 2003, the last reported sales price of our common stock on the New York Stock Exchange was $35.10 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND RISK FACTORS" ON PAGE 2 IN THIS PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR
             DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             THE DATE OF THIS PROSPECTUS IS ______________ __, 2003.

  CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

        We have made or incorporated by reference in this prospectus statements that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements may concern:

        -       the possible expansion of our portfolio;

        -       the performance of our operators and properties;

        - our ability to enter into agreements with new viable tenants for properties that we take back from financially troubled tenants, if any;

        -       our ability to make distributions;

        - our policies and plans regarding investments, financings and other matters;

        -       our tax status as a real estate investment trust;

        -       our ability to appropriately balance the use of debt and equity;
                and

        -       our ability to access capital markets or other sources of funds.

        When we use words such as "believe," "expect," "anticipate," "estimate" or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to:

        -       the status of the economy;

        - the status of capital markets, including prevailing interest rates;

        - compliance with and changes to regulations and payment policies within the health care industry;

        -       changes in financing terms;

        - competition within the health care and senior housing industries; and

        -       changes in federal, state and local legislation.

        On May 28, 2003, the President signed into law legislation that, for individual taxpayers, will generally reduce the tax rate on corporate dividends to a maximum of 15% for tax years from 2003 to 2008. The dividends of a real estate investment trust ("REIT") generally will not qualify for this reduced tax rate because a REIT's income generally is not subject to corporate level tax. This new law could cause stock in non-REIT corporations to be a more attractive investment to individual investors than stock in REITs and could have an adverse effect on the market price of our equity securities.

         Other important factors are identified in our Annual Report on Form 10-K for the year ended December 31, 2002, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which are incorporated by reference into this prospectus, and may be identified in documents filed by us with the SEC after the date hereof that are incorporated by reference into this prospectus, including factors identified under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

                              ABOUT THIS PROSPECTUS

         We have not authorized anyone to provide you with different or inconsistent information from that contained in this prospectus and the documents incorporated herein by reference. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof and that the documents incorporated herein by reference are accurate only as of the date that such documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the shares of common stock offered hereby, or an offer to sell, or a solicitation of an offer to buy, such shares in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful.

         This prospectus and the documents incorporated herein by reference summarize material provisions of certain contracts and other documents. These are summaries only, and you may wish to review the full text of those documents for a full understanding of their terms and conditions.

         Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "the Company," "we," "us," "our" and similar references mean Health Care REIT, Inc. and its subsidiaries.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         This prospectus is part of a registration statement on Form S-3 we have filed with the SEC covering the shares of common stock that may be offered under this prospectus. This prospectus does not contain all the information set forth in the registration statement. We have omitted certain parts consistent with SEC rules. For further information, please see the registration statement, including its exhibits.

         Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our Internet Web site at www.hcreit.com under the heading "Investor Relations" as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov. You also may read and copy the registration statement and any reports, statements or other information on file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. You also may review a copy of the registration statement at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

         You also can inspect our reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means:

         - we consider incorporated documents to be part of the prospectus;

         - we may disclose important information to you by referring you to those documents; and

         - information we subsequently file with the SEC will automatically update and supersede the information in this prospectus.

         This prospectus incorporates by reference the following documents which have been filed with the SEC:

         -        Annual Report on Form 10-K for the year ended December 31,
                  2002.

         - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

         - Current Reports on Form 8-K filed February 6, 2003, March 14, 2003, May 12, 2003, June 13, 2003, July 8, 2003, July 10,
                  2003, September 24, 2003, October 1, 2003, October 30, 2003,
                  November 7, 2003 and November 14, 2003.

         - The description of our common stock as set forth in our registration statement filed under the Exchange Act on Form 8-A on June 17, 1985, including any amendment or report for the purpose of updating such description.

         - The description of the rights to purchase our Series A junior participating preferred stock, par value $1.00 per share, associated with our common stock, as set forth in our registration statement filed under the Exchange Act on Form 8-A on August 3, 1994, including any amendment or report for the purpose of updating such description.

         - All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this prospectus and before the termination of the offering.

         Upon written or oral request, we will provide each person receiving this prospectus a free copy of any or all documents incorporated by reference into this prospectus, including any exhibits that are specifically incorporated by reference in such documents but otherwise without exhibits. You may direct such requests to:

         Erin C. Ibele, Vice President and Corporate Secretary
         Health Care REIT, Inc.
         One SeaGate, Suite 1500
         Toledo, Ohio 43604
         (419) 247-2800
         www.hcreit.com

                                 USE OF PROCEEDS

         We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligation to the holders named in the section entitled "Selling Stockholders." We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. However, we will pay registration expenses which we estimate to be approximately $30,000.

                     RESTRICTIONS ON TRANSFER OF SECURITIES

         For us to qualify as a real estate investment trust, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. In order to ensure that this requirement is satisfied, under our by-laws we have the power to refuse to transfer shares of our common stock, or any security convertible into or exercisable for shares of our common stock, to any person whose acquisition of such shares or other securities would result in the direct or indirect beneficial ownership of more than 9.8% in value of our outstanding common stock. If any shares or other securities in excess of this limit are issued or transferred to any person, such issuance or transfer shall be valid only with respect to such amount of shares or securities as does not exceed this limit, and such issuance or transfer will be void with respect to the excess.

         If this provision of our by-laws is determined to be invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of the shares or other securities will be deemed to have acted as our agent in acquiring the shares or other securities that are in excess of the limit, and will be deemed to hold such excess shares or securities on our behalf. As the equivalent of treasury securities for such purposes, the excess securities will not be entitled to any voting rights, will not be considered to be outstanding for quorum or voting purposes, and will not be entitled to receive dividends, interest or any other distribution with respect to such securities. Any person who receives dividends, interest or any other distribution in respect of the excess securities will hold the same as our agent and for the transferee of the excess securities following a permitted transfer.

         In addition, under our by-laws we may refuse to transfer any shares, passing either by voluntary transfer, by operation of law, or under the last will and testament of any stockholder, if such transfer would or might, in the opinion of our board of directors or counsel, disqualify us as a real estate investment trust.

             DESCRIPTION OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF
                            INCORPORATION AND BY-LAWS

ANTI-TAKEOVER PROVISIONS

         Our amended certificate of incorporation and by-laws contain provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect are:

         - Classification of our board of directors into three classes with the term of only one class expiring each year.

         - A provision permitting our board of directors to make, amend or repeal our by-laws.

         - Authorization for our board of directors to issue preferred stock in series and to fix the rights and preferences of the series, including, among other things, whether and to what extent the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters.

         - A prohibition on stockholders taking action by written consent in lieu of a meeting.

         - Advance notice procedures with respect to nominations of directors by stockholders.

         - The grant only to our board of directors of the right to call special meetings of stockholders.

         - Limitations on the number of shares of our capital stock that may be beneficially owned, directly or indirectly, by any one stockholder (see "Restrictions on Transfer of Securities" above).

         - Limitations on transactions that involve us and any stockholder who beneficially owns 5% or more of our common stock (see "Limitations on Transactions Involving Us and Our Stockholders" below).

         - A provision permitting amendment of certain of the provisions listed above by the stockholders only by an affirmative vote of the holders of at least three-quarters of all of the outstanding shares of our voting stock, voting together as a single class.

LIMITATIONS ON TRANSACTIONS INVOLVING US AND OUR STOCKHOLDERS

         Under our by-laws, in addition to any vote otherwise required by law, our certificate of incorporation or our by-laws, the following transactions will require the affirmative vote of the holders of at least seventy-five percent of the voting power of our then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class:

         -        Our merger or consolidation with or into

                  - any stockholder that owns 5% or more of our voting stock; or

                  - any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of a stockholder that owns 5% or more of our voting stock.

         - Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of substantially all of our assets, in one transaction or a series of transactions, to or with any stockholder that owns 5% or more of our voting stock or an affiliate of any such stockholder.

         - Any reclassification of our securities, including any reverse stock split, or recapitalization or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity securities that is directly or indirectly owned by any stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder, whether or not the transaction involves such a stockholder.

         - The adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of a stockholder that owns 5% or more of our voting stock or any affiliate of such a stockholder.

These provisions will not apply to any of the transactions described above if:

         - we are at the time of the consummation of the transaction, and at all times throughout the preceding twelve months have been, directly or indirectly, the beneficial owner of a majority of each class of the outstanding equity securities of the 5% stockholder that is a party to the transaction; or

         - the transaction has been approved by a majority of the members of our board of directors who, at the time such approval is given, were not affiliates or nominees of the 5% stockholder and were either members of our board of directors prior to the time that the 5% stockholder became a 5% stockholder, or were successors of such directors on the recommendation of a majority of such directors then on the board of directors; or

         -        both of the following conditions have been met:

                  - the aggregate amount of the cash and the fair market value, as determined in good faith by our board of directors, of the consideration other than cash to be received per share by holders of our voting stock in such transaction shall be at least equal to the highest per share price paid by the 5% stockholder for any shares of voting stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the transaction, or in the transaction in which it became a 5% stockholder, whichever is higher; and

                  - the consideration to be received by holders of a particular class of outstanding voting stock shall be in cash or in the same form as the 5% stockholder previously paid for shares of such voting stock. If the 5% stockholder paid for shares of any class of voting stock with varying forms of consideration, the form of consideration paid by the 5% stockholder for such class of voting stock shall be deemed to be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by the stockholder.

         The foregoing summary of certain provisions of our amended certificate of incorporation and by-laws does not purport to be complete or to give effect to provisions of statutory or common law. The foregoing summary is subject to, and qualified in its entirety by reference to, the provisions of applicable law and our amended certificate of incorporation and by-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

                              SELLING STOCKHOLDERS

         The "selling stockholders" are those persons who may receive shares of our common stock upon conversion of our 6% Series E Cumulative Convertible and Redeemable Preferred Stock. We originally issued 1,060,000 shares of our Series E preferred stock in a private offering to Southern Assisted Living, Inc., a North Carolina corporation, in connection with the purchase of 32 assisted living facilities and two parcels of land from Southern Assisted Living and certain of its subsidiaries on September 29, 2003. Such shares were issued in payment of $26,500,000 of the purchase price for such facilities. Southern Assisted Living transferred 1,020,000 shares of our Series E preferred stock to the other selling stockholders listed below in a private resale. Such entities and persons were the holders of debt or equity securities of Southern Assisted Living at the time of the distribution of the shares of our Series E preferred stock to them.

         The following table provides the names of the selling stockholders, the number of shares of Series E preferred stock owned by the selling stockholders and the aggregate number of shares of common stock that will be owned by the selling stockholders if they convert all of the 1,060,000 shares of Series E preferred stock, based upon a conversion rate of approximately .76546 shares of common stock for each share of Series E preferred stock. The number of shares in the following table represents the number of shares of common stock into which the Series E preferred stock held by the selling stockholders are currently convertible, and assumes that no change in the conversion price, which determines the number of shares of our common stock issuable upon the conversion of a share of Series E preferred stock, will have occurred. As set forth in the Certificate of Designation which sets forth the terms of the Series E preferred stock, a change in the conversion price will occur if, after the issuance of the Series E preferred stock, we issue any shares of our common stock, or securities which are convertible into our common stock, at a price per share of common stock less than $32.66, except for issuances of common stock (i) upon the exercise of options, or the conversion of convertible securities, outstanding on the date of issuance of the Series E preferred stock, (ii) under our dividend reinvestment and stock purchase plan, (iii) in capital raising transactions with pricing discounts no greater than our normal and customary underwriting discounts, or (iv) upon the exercise of certain future stock acquisition rights under any of our benefit or compensation plans. A change in the conversion price also will occur if, after the issuance of the Series E preferred stock, we declare a dividend on our common stock payable in common stock, split or subdivide our common stock or effect a reverse stock split or combine our common stock into a smaller number of shares.

         Since the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling stockholders will sell pursuant to this prospectus or that each selling stockholder will own upon completion of the offering to which this prospectus relates.

The selling stockholders named below may from time to time offer the shares of common stock offered by this prospectus:

                                                                     Shares of
                                             Shares of Series       Common Stock           Shares of         Shares of
                                                E Preferred           Issuable on           Common             Common
                                                Stock Owned          Conversion of           Stock              Stock
                                                 Prior to               Series E           Otherwise          Offered
                   Name                        Conversion(1)       Preferred Stock          Owned(1)           Hereby
                   ----                        -------------       ---------------          --------            ------
Southern Assisted Living, Inc.                    40,000               30,618                   -              30,618
Kitty Hawk Capital Limited Partnership, III       58,248               44,586                   -              44,586
Kitty Hawk Capital Limited Partnership, IV        44,346               33,945                   -              33,945
The North Carolina Enterprise Fund Limited
      Partnership                                 73,373               56,164                   -              56,164
Primus Capital Fund III Limited Partnership       96,014               73,495                   -              73,495
Primus Capital Fund IV Limited Partnership       128,200               98,132                   -              98,132
Primus Executive Fund Limited Partnership          5,342                4,089                   -               4,089
PNC Venture Corp. (2)                            236,672              181,163                   -             181,163
Chartwell Capital Investors II, L.P.             221,731              169,726                   -             169,726
Raymond James Capital Partners, L.P.             110,865               84,862                   -              84,862
Lovett Miller Venture Fund II, Limited
      Partnership                                 44,346               33,945                   -              33,945
Pier C. Borra (3)                                    863                  660               73,666                660
                                               ---------              -------               ------            -------
Total                                          1,060,000              811,385               73,666            811,385

----------

(1) Based on information provided to us by the selling stockholders. Information on share ownership does not include any shares that may be owned by affiliates of the named holder.

(2) Does not include any shares held by other selling stockholders in which PNC Venture Corp. has an interest.

(3) Mr. Borra serves as a member of our Board of Directors. Mr. Borra's other share ownership includes 31,666 shares of common stock that are subject to issuance upon exercise by him of stock options exercisable on or after the date hereof, which stock options were granted under our 1997 Stock Plan for Non-Employee Directors. This prospectus does not constitute an offering of any of the shares of common stock otherwise owned by Mr. Borra. Such other share ownership by Mr. Borra is less than 1% of the total number of outstanding shares of our common stock.

                              PLAN OF DISTRIBUTION

         This prospectus relates to the possible sale by the selling stockholders of shares of our common stock if, and to the extent that, the selling stockholders tender shares of our Series E preferred stock for conversion into common stock. The term "selling stockholder" include donees, pledgees or other transferees selling shares received in a "no-sale" transaction from a named selling stockholder after the date of this prospectus.

         We have registered the shares for sale by the selling stockholders to provide them with freely tradable securities, but registration of the shares does not necessarily mean that any of the shares will be offered or sold by the selling stockholders.

         Shares of our common stock may be sold from time to time to purchasers directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and the purchasers of shares for whom they may act as agent. The sale of the shares by the selling stockholders may be effected from time to time in one or more negotiated transactions at negotiated prices or in transactions on the New York Stock Exchange or any other exchange or automated quotation system on which the securities may then be listed or quoted. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell our common stock short and deliver the shares offered hereby to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions under which they could be required or could elect to deliver the shares offered hereby, which shares could be resold by such broker-dealer or other financial institution pursuant to this prospectus (as supplemented or amended, if required, to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended, if required, to reflect such transaction). The selling stockholders and any dealers or agents that participate in the distribution of shares of our common stock may be deemed to be underwriters within the meaning of the Securities Act and any profit on the sale of shares of our common stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act. When a selling stockholder elects to make a particular offer of shares covered by this prospectus, this prospectus and, if required, a prospectus supplement will be distributed, which, to the extent required, will identify any underwriting discounts, commissions and other compensation from such selling stockholder and any other required information. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         The selling stockholders also may resell all or a portion of the shares offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, but we have agreed to pay the following expenses, estimated to be $30,000, for the registration of the shares:

         -        all registration and filing fees;

         - fees and expenses for complying with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection with blue sky qualifications; and

         - the fees and expenses incurred in connection with listing our common stock on the New York Stock Exchange.

         We have no obligation to pay any discounts or commissions attributable to the sale of our common stock. We also have no obligation to pay any out-of-pocket expenses of the selling stockholders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of the common stock.

         We have agreed to indemnify each of the selling stockholders and the selling brokers, dealer managers and similar securities industry professionals participating in the distribution, as well as their respective officers, directors, employees and agents and each person who controls such selling stockholder or securities industry professional within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, against certain liabilities arising from the distribution of the shares, including liabilities arising under the Securities Act. Each of the selling stockholders has agreed to indemnify us, each of our directors and officers and each person who controls us, against specified losses, claims, damages, liabilities and expenses and any actions or proceedings arising under the securities laws in connection with this offering with respect to written information furnished to us by such selling stockholder for use herein and any violation or alleged violation by such selling stockholder of any federal, state or common law rule or regulation applicable to the sale of the shares under the registration statement of which this prospectus is a part.

         To comply with any applicable state securities laws, the offered shares may be sold only through registered or licensed brokers or dealers and the shares will not be sold in a particular state unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available.

                                 LEGAL OPINIONS

         The validity of the securities offered will be passed upon by Shumaker, Loop & Kendrick, LLP, Toledo, Ohio.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses payable in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, are estimated as follows:

               Securities and Exchange Commission filing fees      $ 2,263
               New York Stock Exchange listing fee                 $ 3,500
               Legal fees and expenses                             $15,000
               Accounting fees and expenses                        $ 5,000
               Printing and miscellaneous costs                    $ 4,237
                                                                   -------
                    TOTAL                                          $30,000

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 7 of our Second Restated Certificate of Incorporation, as amended, provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware (the "GCL"), or (iv) for any transaction from which the director derived any improper personal benefit.
Section 7 also provides that if the GCL is amended to further eliminate or limit the personal liability of directors, then the liability of our directors will be eliminated or limited to the extent permitted by the GCL, as so amended. The Second Restated Certificate of Incorporation also states that any repeal or modification of the foregoing paragraph by our stockholders will not adversely affect any right or protection of our directors existing at the time of such repeal or modification.

         Our By-Laws provide that we will indemnify, to the extent permitted by the GCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

         We have entered into indemnification agreements to assure our directors and officers that they will be indemnified to the extent permitted by the Second Restated Certificate of Incorporation, By-Laws and Delaware law. The indemnification agreements cover any and all expenses, judgments, fines, penalties, and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse us for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification.

         Delaware law requires indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in, or not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), Delaware law permits indemnification for judgments, fines, and amounts paid in settlement, as well as expenses. In the case of a claim by, or in the right of, the corporation (including stockholder derivative suits), indemnification under the GCL is limited to expenses, but does not cover judgments or amounts paid in settlement, and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, such indemnification is nonetheless proper. Delaware law also permits the advancement of expenses to directors and officers upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified.

         We maintain indemnification insurance that provides for reimbursement of indemnification payments properly and lawfully made to our directors and officers and coverage for directors and officers in situations where we cannot or do not indemnify them.

ITEM 16.  EXHIBITS

3.1 Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.2 Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.3 Certificate of Designations, Preferences and Rights of Series C Cumulative Convertible Preferred Stock of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.4 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit
           3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.5 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit
           3.1 to the Company's Form 8-K filed June 13, 2003, and incorporated herein by reference thereto).

3.6 Certificate of Designation of 7 7/8% Series D Cumulative Redeemable Preferred Stock of the Company (filed with the Commission as Exhibit
           2.5 to the Company's Form 8-A/A filed July 8, 2003, and incorporated herein by reference thereto).

3.7 Certificate of Designation of 6% Series E Cumulative Convertible and Redeemable Preferred Stock of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed October 1, 2003, and incorporated herein by reference thereto).

3.8 Amended and Restated By-Laws of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed October 24, 1997, and incorporated herein by reference thereto).

4.1 The Company, by signing this Report, agrees to furnish the Securities and Exchange Commission upon its request a copy of any instrument that defines the rights of holders of long-term debt of Company and authorizes a total amount of securities not in excess of 10% of the total assets of the Company.

4.2 Series A Junior Participating Preferred Share Purchase Rights Agreement, dated as of July 19, 1994 (filed with the Commission as Exhibit 2 to the Company's Form 8-A filed August 3, 1994 (File No. 1-8923), and incorporated herein by reference thereto).

4.3 Indenture dated as of April 17, 1997 between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed April 21, 1997, and incorporated herein by reference thereto).

4.4 First Supplemental Indenture, dated as of April 17, 1997, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed April 21, 1997, and incorporated herein by reference thereto).

4.5 Second Supplemental Indenture, dated as of March 13, 1998, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed March 11, 1998, and incorporated herein by reference thereto).

4.6 Third Supplemental Indenture, dated as of March 18, 1999, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed March 17, 1999, and incorporated herein by reference thereto).

4.7 Fourth Supplemental Indenture, dated as of August 10, 2001, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed August 9, 2001, and incorporated herein by reference thereto).

4.8 Supplemental Indenture No. 5, dated September 10, 2003, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.9 Amendment No. 1, dated September 16, 2003, to Supplemental Indenture No. 5, dated September 10, 2003, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.3 to the Company's Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.10 Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed September 9, 2002, and incorporated herein by reference thereto).

4.11 Supplemental Indenture No. 1, dated as of September 6, 2002, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed September 9, 2002, and incorporated herein by reference thereto).

4.12 Amendment No. 1, dated March 12, 2003, to Supplemental Indenture No. 1, dated as of September 6, 2002, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed March 14, 2003, and incorporated herein by reference thereto).

4.13 Supplemental Indenture No. 2, dated as of September 10, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.14 Amendment No. 1, dated September 16, 2003, to Supplemental Indenture No. 2, dated as of September 10, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.4 to the Company's Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.15 Supplemental Indenture No. 3, dated as of October 29, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed October 30, 2003, and incorporated herein by reference thereto).

4.16 Registration Rights Agreement, dated September 29, 2003, among the Company, Southern Assisted Living, Inc., and the holders of debt and equity securities of Southern Assisted Living, Inc. who are signatories thereto.

5          Opinion of Shumaker, Loop & Kendrick, LLP.

23.1       Consent of Ernst & Young LLP, independent auditors.

23.2 Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.

24         Powers of Attorney.

ITEM 17.  UNDERTAKINGS

(A)      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Toledo, State of Ohio, on December 2, 2003.

                                                   HEALTH CARE REIT, INC.

                                                   By: /S/ George L. Chapman
                                                      --------------------------
                                                   George L. Chapman
                                                   Chairman of the Board and
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                                    DATE
         /s/ William C. Ballard, Jr.*                              Director                             December 2, 2003
         ----------------------------
         William C. Ballard, Jr.

                                                                   Director
         ----------------------------
         Pier C. Borra

         /s/ Jeffrey H. Donahue*                                   Director                             December 2, 2003
         ----------------------------
         Jeffrey H. Donahue

         /s/ Peter J. Grua*                                        Director                             December 2, 2003
         ----------------------------
         Peter J. Grua

         /s/ Sharon M. Oster*                                      Director                             December 2, 2003
         ----------------------------
         Sharon M. Oster

         /s/ Bruce G. Thompson*                                    Director                             December 2, 2003
         ----------------------------
         Bruce G. Thompson

         /s/ R. Scott Trumbull*                                    Director                             December 2, 2003
         ----------------------------
         R. Scott Trumbull

         /s/ Richard A. Unverferth*                                Director                             December 2, 2003
         ----------------------------
         Richard A. Unverferth

         /s/ George L. Chapman                        Chairman, Chief Executive Officer,                December 2, 2003
         ----------------------------             and Director (Principal Executive Officer)
         George L. Chapman

         /s/ Raymond W. Braun*                       President and Chief Financial Officer              December 2, 2003
         ----------------------------                    (Principal Financial Officer)
         Raymond W. Braun

         /s/ Michael A. Crabtree*                                  Treasurer                            December 2, 2003
         ----------------------------                   (Principal Accounting Officer)
         Michael A. Crabtree

*  By:  /s/ George L. Chapman
        -----------------------------
            George L. Chapman, as Attorney-in-Fact
            Dated: December 2, 2003


                                  EXHIBIT INDEX

3.1 Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.2 Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.3 Certificate of Designations, Preferences and Rights of Series C Cumulative Convertible Preferred Stock of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.4 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit
          3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.5 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit
          3.1 to the Company's Form 8-K filed June 13, 2003, and incorporated herein by reference thereto).

3.6 Certificate of Designation of 7 7/8% Series D Cumulative Redeemable Preferred Stock of the Company (filed with the Commission as Exhibit
          2.5 to the Company's Form 8-A/A filed July 8, 2003, and incorporated herein by reference thereto).

3.7 Certificate of Designation of 6% Series E Cumulative Convertible and Redeemable Preferred Stock of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed October 1, 2003, and incorporated herein by reference thereto).

3.8 Amended and Restated By-Laws of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed October 24, 1997, and incorporated herein by reference thereto).

4.1 The Company, by signing this Report, agrees to furnish the Securities and Exchange Commission upon its request a copy of any instrument that defines the rights of holders of long-term debt of Company and authorizes a total amount of securities not in excess of 10% of the total assets of the Company.

4.2 Series A Junior Participating Preferred Share Purchase Rights Agreement, dated as of July 19, 1994 (filed with the Commission as Exhibit 2 to the Company's Form 8-A filed August 3, 1994 (File No. 1-8923), and incorporated herein by reference thereto).

4.3 Indenture dated as of April 17, 1997 between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed April 21, 1997, and incorporated herein by reference thereto).

4.4 First Supplemental Indenture, dated as of April 17, 1997, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed April 21, 1997, and incorporated herein by reference thereto).

4.5 Second Supplemental Indenture, dated as of March 13, 1998, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed March 11, 1998, and incorporated herein by reference thereto).

4.6 Third Supplemental Indenture, dated as of March 18, 1999, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed March 17, 1999, and incorporated herein by reference thereto).

4.7 Fourth Supplemental Indenture, dated as of August 10, 2001, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed August 9, 2001, and incorporated herein by reference thereto).

4.8 Supplemental Indenture No. 5, dated September 10, 2003, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.9 Amendment No. 1, dated September 16, 2003, to Supplemental Indenture No. 5, dated September 10, 2003, to Indenture dated as of April 17, 1997, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.3 to the Company's Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.10 Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed September 9, 2002, and incorporated herein by reference thereto).

4.11 Supplemental Indenture No. 1, dated as of September 6, 2002, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed September 9, 2002, and incorporated herein by reference thereto).

4.12 Amendment No. 1, dated March 12, 2003, to Supplemental Indenture No. 1, dated as of September 6, 2002, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed March 14, 2003, and incorporated herein by reference thereto).

4.13 Supplemental Indenture No. 2, dated as of September 10, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to the Company's Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.14 Amendment No. 1, dated September 16, 2003, to Supplemental Indenture No. 2, dated as of September 10, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.4 to the Company's Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.15 Supplemental Indenture No. 3, dated as of October 29, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between the Company and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to the Company's Form 8-K filed October 30, 2003, and incorporated herein by reference thereto).

4.16 Registration Rights Agreement, dated September 29, 2003, among the Company, Southern Assisted Living, Inc., and the holders of debt and equity securities of Southern Assisted Living, Inc. who are signatories thereto.

5          Opinion of Shumaker, Loop & Kendrick, LLP.

23.1       Consent of Ernst & Young LLP, independent auditors.

23.2 Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.

24         Powers of Attorney.